MERGER AGREEMENT

                        dated as of February 6, 2000

                                by and among

                             COREL CORPORATION

                          CARLETON ACQUISITION CO.

                                   -and-

                            INPRISE CORPORATION



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                             TABLE OF CONTENTS
                             -----------------
           This Table of Contents is not part of the Agreement to
         which it is attached but is inserted for convenience only.


                                                                                                 Page
                                                                                                  No.
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ARTICLE I
THE MERGER..........................................................................................2
         1.01     The Merger........................................................................2
         1.02     Closing...........................................................................2
         1.03     Effective Time....................................................................2
         1.04     Certificate of Incorporation and Bylaws of the Surviving
                  Corporation.......................................................................2
         1.05     Directors and Officers of the Surviving Corporation...............................3
         1.06     Effects of the Merger.............................................................3
         1.07     Further Assurances................................................................3

ARTICLE II
CONVERSION OF SHARES................................................................................3
         2.01     Conversion of Capital Stock.......................................................3
         2.02     Exchange of Certificates..........................................................7

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INPRISE..........................................................10
         3.01     Organization and Qualification...................................................10
         3.02     Capital Stock....................................................................11
         3.03     Authority Relative to This Agreement.............................................12
         3.04     Non-Contravention; Approvals and Consents........................................13
         3.05     Reports and Financial Statements.................................................14
         3.06     Absence of Certain Changes or Events.............................................15
         3.07     Absence of Undisclosed Liabilities...............................................15
         3.08     Legal Proceedings................................................................16
         3.09     Information Supplied.............................................................16
         3.10     Compliance with Laws and Orders..................................................17
         3.11     Compliance with Agreements; Certain Agreements...................................17
         3.12     Taxes............................................................................18
         3.13     Employee Benefit Plans; ERISA....................................................19
         3.14     Labor Matters....................................................................20
         3.15     Environmental Matters............................................................20
         3.16     Intellectual Property Rights.....................................................22
         3.17     Vote Required....................................................................24
         3.18     Opinion of Financial Advisor.....................................................25
         3.19     Ownership of Corel Common Stock..................................................25
         3.20     Takeover Laws....................................................................25
         3.21     Rights Agreement.................................................................25

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COREL AND SUB....................................................26
         4.01     Organization and Qualification...................................................26
         4.02     Capital Stock....................................................................27
         4.03     Authority Relative to This Agreement.............................................28
         4.04     Non-Contravention;  Approvals and Consents.......................................29
         4.05     Reports and Financial Statements.................................................30
         4.06     Absence of Certain Changes or Events.............................................31
         4.07     Absence of Undisclosed Liabilities...............................................31
         4.08     Legal Proceedings................................................................31
         4.09     Information Supplied.............................................................32
         4.10     Compliance with Laws and Orders..................................................32
         4.11     Compliance with Agreements; Certain Agreements...................................33
         4.12     Taxes............................................................................34
         4.13     Employee Benefit Plans; ERISA....................................................35
         4.14     Labor Matters....................................................................35
         4.15     Environmental Matters............................................................36
         4.16     Intellectual Property Rights.....................................................37
         4.17     Vote Required....................................................................39
         4.18     Opinion of Financial Advisor.....................................................39
         4.19     Ownership of Inprise Common Stock................................................39
         4.20     Takeover Laws....................................................................39
         4.21     Rights Agreement.................................................................39

ARTICLE V
COVENANTS..........................................................................................40
         5.01     Covenants of Inprise and Corel...................................................40
         5.02     No Solicitations.................................................................44
         5.03     Conduct of Business of Sub.......................................................46
         5.04     Third Party Standstill Agreements................................................46
         5.05     Purchases of Capital Stock of the Other Party....................................46
         5.06     Actions Regarding Rights.........................................................46

ARTICLE VI
ADDITIONAL AGREEMENTS..............................................................................47
         6.01     Access to Information; Confidentiality...........................................47
         6.02     Preparation of Registration Statement and Proxy Statement........................48
         6.03     Approval of Shareholders.........................................................48
         6.04     Inprise Affiliates...............................................................49
         6.05     Stock Exchange Listing...........................................................50
         6.06     Certain Tax Matters..............................................................50
         6.07     Regulatory and Other Approvals...................................................50
         6.08     Inprise Stock Plan...............................................................51
         6.09     Employee Benefits................................................................52
         6.10     Directors' and Officers' Indemnification and Insurance...........................53
         6.11     Corel Governance.................................................................56
         6.12     Stock Option Agreements..........................................................56
         6.13     Expenses.........................................................................56
         6.14     Brokers or Finders...............................................................56
         6.15     Takeover Statutes................................................................57
         6.16     Conveyance Taxes.................................................................57

ARTICLE VII
CONDITIONS.........................................................................................57
         7.01     Conditions to Each Party's Obligation to Effect the Merger.......................57
         7.02     Conditions to Obligation of Corel and Sub to Effect the
                  Merger...........................................................................58
         7.03     Conditions to Obligation of Inprise to Effect the Merger.........................59

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER..................................................................61
         8.01     Termination......................................................................61
         8.02     Effect of Termination............................................................63
         8.03     Amendment........................................................................64
         8.04     Waiver...........................................................................64

ARTICLE IX
GENERAL PROVISIONS.................................................................................65
         9.01     Non-Survival of Representations, Warranties, Covenants and
                  Agreements.......................................................................65
         9.02     Notices..........................................................................65
         9.03     Entire Agreement; Incorporation of Exhibits......................................66
         9.04     Public Announcements.............................................................67
         9.05     No Third Party Beneficiaries.....................................................67
         9.06     No Assignment; Binding Effect....................................................67
         9.07     Headings.........................................................................68
         9.08     Interpretation...................................................................68
         9.09     Invalid Provisions...............................................................68
         9.10     Governing Law....................................................................69
         9.11     Enforcement of Agreement.........................................................69
         9.12     Jurisdiction.....................................................................69
         9.13     Service of Process...............................................................70
         9.14     Waiver of Trial by Jury..........................................................70
         9.15     Remedies Cumulative..............................................................71
         9.16     Obligation of Corel and Inprise..................................................71
         9.17     Limitations on Warranties........................................................71
         9.18     Certain Definitions..............................................................71
         9.19     Counterparts.....................................................................73
         9.20     Disclosure Letters...............................................................73
         9.21     Execution........................................................................74
         9.22     Personal Liability...............................................................74
         9.23     Currency.........................................................................74
         9.24     Date for Any Action..............................................................74


EXHIBITS
         EXHIBIT A    Form of Affiliate Agreement





                         GLOSSARY OF DEFINED TERMS

The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:


"affiliate"                                                   --      Section 6.04
"Affiliate Agreement"                                         --      Section 6.04
"this Agreement"                                              --      Preamble
"Alternative Proposal"                                        --      Section 5.02
"Antitrust Division"                                          --      Section 6.07
"beneficially"                                                --      Section 9.18(b)
"business day"                                                --      Section 9.18(c)
"Canadian GAAP"                                               -       Section 4.05
"CERCLA"                                                      -       Section 3.15(b)
"Certificate of Merger"                                       --      Section 1.03
"Certificates"                                                --      Section 2.02(b)
"Closing"                                                     --      Section 1.02
"Closing Date"                                                --      Section 1.02
"Code"                                                        --      Preamble
"Confidentiality Agreement"                                   --      Section 6.01
"Confidential Information"                                    --      Section 6.01
"Constituent Corporations"                                    --      Section 1.01
"Contracts"                                                   --      Section 3.04(a)
"control," "controlling," "controlled by" and "under          --      Section 9.18(a)
common control with"
"Conversion Number"                                           --      Section 2.01(c)
"Corel Common Stock"                                          --      Section 2.01(c)
"Corel Directors"                                             --      Section 6.11
"Corel Disclosure Letter"                                     --      Section 4.01
"Corel Employee Benefit Plan"                                 --      Section 4.13(b)
"Corel Financial Statements"                                  --      Section 4.05
"Corel License Agreements"                                    --      Section 4.16(b)
"Corel Permits"                                               --      Section 4.10
"Corel Reports"                                               --      Section 4.05
"Corel Rights"                                                --      Section 2.01(c)(i)
"Corel Rights Agreement"                                      --      Section 2.01(c)(i)
"Corel Shareholders' Approval"                                --      Section 6.03(a)
"Corel Shareholders' Meeting"                                 --      Section 6.03(a)
"Corel Shareholders' Proposals"                               --      Section 6.03(a)
"Corel Stock Option Plan"                                     --      Section 4.02(a)
"Corel's Counsel"                                             --      Section 7.02(c)
"DL"                                                          --      Section 1.01
"Effective Time"                                              --      Section 1.03
"Environmental Law"                                           --      Section 3.15(e)(i)
"Environmental Permits"                                       --      Section 3.15(a)
"ERISA"                                                       --      Section 3.13(b)(i)
"ESPP"                                                        --      Section 2.01(f)
"Exchange Act"                                                --      Section 3.04(b)
"Exchange Agent"                                              --      Section 2.02(a)
"Exchange Fund"                                               --      Section 2.02(a)
"FTC"                                                         --      Section 6.07(a)
"Governmental or Regulatory Authority"                        --      Section 3.04(a)
"group"                                                       --      Section 9.18(f)
"Hazardous Material"                                          --      Section 3.15(e)(ii)
"HSR Act"                                                     --      Section 3.04(b)
"Indemnified Liabilities"                                     --      Section 6.10(a)
"Indemnified Parties"                                         --      Section 6.10(a)
"Indemnifying Party"                                          --      Section 6.10(a)
"Inprise"                                                     --      Preamble
"Inprise Affiliates"                                          --      Section 6.04
"Inprise Common Stock"                                        --      Section 2.01(b)
"Inprise's Counsel"                                           --      Section 7.03(d)
"Inprise Directors"                                           --      Section 6.11
"Inprise Employee Benefit Plan"                               --      Section 3.13(b)(i)
"Inprise Financial Statements"                                --      Section 3.05
"Inprise License Agreements"                                  --      Section 3.16(b)
"Inprise Option Plans"                                        --      Section 2.01(e)
"Inprise Permits"                                             --      Section 3.10
"Inprise Preferred Stock"                                     --      Section 2.01(b), Section 3.02
"Inprise Reports"                                             --      Section 3.05
"Inprise Rights"                                              --      Section 2.01(c)(i)
"Inprise Rights Agreement"                                    --      Section 2.01(c)(i)
"Inprise Series A Stock"                                      --      Section 3.02(a)
"Inprise Series B Stock"                                      -       Section 3.02(a)
"Inprise Series C Stock"                                      -       Section 3.02(a)
"Inprise Stock Option"                                        --      Section 6.08(a)
"Inprise Stock Option Agreement"                              --      Section 3.02(a)
"Inprise Shareholders' Approval"                              --      Section 6.03(b)
"Inprise Shareholders' Meeting"                               --      Section 6.03(b)
"Intellectual Property Rights"                                --      Section 3.16(a)
"laws"                                                        --      Section 3.04(a)
"Lien"                                                        --      Section 3.02(b)
"Material Corel Systems"                                      --      Section 4.16(j)
"Merger"                                                      --      Preamble
"Orders"                                                      --      Section 3.04(a)
"person"                                                      --      Section 9.18(f)
"Plan"                                                        --      Section 3.13(b)(ii)
"Principal Party"                                             --      Section 5.01
"Proxy Statement"                                             --      Section 3.09
"Registration Statement"                                      --      Section 4.09
"Representatives"                                             --      Section 9.18(g)
"SEC"                                                         --      Section 3.04(b)
"Secretary of State"                                          --      Section 1.03
"Securities Act"                                              --      Section 3.04(b)
"Shareholders' Meetings"                                      --      Section 6.03(b)
"Specified Amount"                                            --      Section 8.02(b)
"Stock Option Agreements"                                     --      Preamble
"Sub"                                                         --      Preamble
"Sub Common Stock"                                            --      Section 2.01(a)
"Significant Subsidiaries"                                    --      Section 9.18(i)
"Subsidiary"                                                  --      Section 9.18(h)
"Surviving Corporation"                                       --      Section 1.01
"Surviving Corporation Common Stock"                          --      Section 2.01(a)
"Takeover Laws"                                               --      Section 3.20
"taxes"                                                       --      Section 3.12(d)
"TSE"                                                         -       Section 2.01(e)
"U.S. GAAP"                                                   -       Section 3.05

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      This MERGER AGREEMENT dated as of February 6, 2000  (the "Agreement")
 is made and entered into by and among Corel Corporation, a corporation continued under the laws of Canada ("Corel"), Carleton Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Corel ("Sub"), and Inprise Corporation, a Delaware corporation ("Inprise").

      WHEREAS, the Boards of Directors of Corel, Sub, and Inprise have each previously determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger transaction provided for herein in which Sub would merge with and into Inprise and Inprise would become a wholly-owned subsidiary of Corel (the "Merger");

      WHEREAS, the respective Boards of Directors of Corel and Inprise have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is advisable, fair to and in the best interests of their respective shareholders, and this Agreement and the Merger have been approved and adopted by the sole shareholder of Sub;

      WHEREAS, the parties intend that for U.S. federal income tax purposes, the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of
 Section 368 of the Code;

      WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the parties' willingness to enter into this Agreement, Inprise and Corel entered into reciprocal Stock Option Agreements of even date herewith (collectively, the "Stock Option Agreements") providing for the granting by each to the other of options to purchase stock of the other exercisable upon the occurrence of certain events; and

      WHEREAS, Corel, Sub and Inprise desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I
                                 THE MERGER

 1.01 The Merger.   Upon the terms and subject to the conditions of this
 Agreement, at the Effective Time (as defined in Section 1.03), Sub shall be merged with and into Inprise in accordance with the General Corporation Law of the State of Delaware, as amended (the "DL"). At the Effective Time, the separate existence of Sub shall cease and Inprise shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and Inprise are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.


 1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
 Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of McCarthy Tetrault located at The Chambers, 40 Elgin Street, Suite 1400, Ottawa, Ontario, K1P 5K6, at 10:00 a.m., local time, on the second business day following satisfaction of the condition set forth in Section 7.0l(a) unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Corel, Sub and Inprise the certificates and other documents and instruments required to be delivered under Article VII.

 1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

 1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety (except for the corporate name) as set forth in the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

 1.05 Directors and Officers of the Surviving Corporation.

 (a) The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

 (b) The officers of Inprise immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

 1.06 Effects of the Merger.   Subject to the foregoing, the effects of the
 Merger shall be as provided in the applicable provisions of the DL including, without limitation, Section 259 thereof.

 1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                 ARTICLE II
                            CONVERSION OF SHARES

 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of either Inprise or Sub, each of the following shall occur:

 (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of outstanding shares of Surviving Corporation Common Stock.

 (b) Cancellation of Treasury Stock and Stock Owned by Corel and Subsidiaries. All shares of common stock, par value $.01 per share, of Inprise ("Inprise Common Stock") and preferred stock, par value $.01 per share, of Inprise ("Inprise Preferred Stock"), that are owned by Inprise as treasury stock or owned by Corel, Sub or any other wholly-owned Subsidiary (as defined in Section 9.18) of Corel (other than shares of Surviving Corporation Common Stock) shall be cancelled and retired and shall cease to exist and no stock of Corel or other consideration shall be delivered in exchange therefor.

 (c)  Exchange Ratio for Inprise Common Stock.

      (i) Each issued and outstanding share of Inprise Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)), together with the associated common stock purchase rights (the "Inprise Rights") attached thereto issued pursuant to the Rights Agreement, dated as of December 20, 1991, as amended, between the predecessor to Inprise and Manufacturers Hanover Trust Company of California, as Rights Agent (the "Inprise Rights Agreement"), shall be converted into the right to receive .747 (the "Conversion Number") validly issued, fully paid and nonassessable common shares of Corel, no par or nominal value per share ("Corel Common Stock"). Holders of shares of Inprise Common Stock or Inprise Preferred Stock shall also receive, together with each whole share of Corel Common Stock issued to them in the Merger, one associated common stock purchase right (all such rights, the "Corel Rights") in accordance with the terms and conditions of the Rights Agreement, dated as of February 11, 1999, as amended and restated as of March 31, 1999, between Corel and The Montreal Trust Company of Canada, as Rights Agent (the "Corel Rights Agreement"). References herein to the shares of Corel Common Stock issuable in the Merger shall also be deemed to include the associated Corel Rights.

      (ii) If, prior to the Effective Time, Corel shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Corel Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Corel Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph. If, prior to the Effective Time, Inprise shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Inprise Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Inprise Common Stock outstanding immediately before, and the denominator of which shall be the number of such shares outstanding immediately after, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph.

      (iii) All shares of Inprise Common Stock converted in accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Corel Common Stock and any cash in lieu of fractional shares of Corel Common Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with
      Section 2.02, without interest.

 (d) Conversion of Inprise Preferred Stock. Each issued and outstanding share of Inprise's Series C Stock shall be converted into the right to receive such number of validly issued, fully paid and nonassessable shares of Corel Common Stock to the same extent as if the Inprise Series C Stock had first been converted into Inprise Common Stock.

 (e) Stock Option Plans. Subject to Canadian securities law and The Toronto Stock Exchange (the "TSE") rules and subject to the terms and conditions of the 1985 Stock Option Plan, the Non-Employee Directors Stock Option Plan, the 1992 Stock Option Plan, the 1993 Stock Option Plan, the 1994 Directors Stock Option Plan, the 1995 Directors Stock Option Plan, the 1995 Equity Incentive Plan, the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 1998 Stock Option Plan, Stock Guarantee Program and the Dale Fuller Individual Stock Option Plan (collectively, the "Inprise Option Plans") and the stock option agreements executed pursuant thereto, the Inprise Option Plans and each warrant or option to purchase Inprise Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Corel and continued in accordance with their respective terms (taking into account any acceleration provisions that apply to such options under any agreement between Inprise and an optionee) and each such warrant or option shall become a right to purchase a number of shares of Corel Common Stock equal to the Conversion Number multiplied by the number of shares of Inprise Common Stock subject to such warrant or option immediately prior to the Effective Time, as more fully described in Section 6.08.

 (f) Stock Purchase Plans. The current offerings in process as of the date of this Agreement under the Inprise employee stock purchase plans (collectively, the "ESPP") shall continue, and shares of Inprise Common Stock shall be issued to participants thereunder on the next currently scheduled purchase dates thereunder occurring after the date hereof as provided under, and subject to the terms and conditions of, the ESPP. Inprise may, consistent with past practice, commence new offering periods under the ESPP on or after the date hereof and prior to the Effective Time at an exercise price for each such offering not less than as is required under the ESPP. Immediately prior to the Effective Time, pursuant to the ESPP, all offerings under the ESPP shall be terminated, and each participant shall be deemed to have purchased immediately prior to the Effective Time, to the extent of payroll deductions accumulated by such participant as of such offering period end, the number of whole shares of Inprise Company Stock at a per share price determined pursuant to the provisions of the ESPP, and each participant shall receive a cash payment equal to the balance, if any, of such accumulated payroll deductions remaining after such purchase of such shares. As of the Effective Time, each participant shall receive, by virtue of the Merger, the number of whole shares of Corel Common Stock or cash into which the shares of Inprise Common Stock such participant has so purchased under the ESPP have been converted pursuant to the Merger as provided in Section 2.01 hereof, plus the cash value of any fraction of a share of Corel Common Stock as provided in Section 2.02(e) hereof, plus any dividends or distributions as provided in Section 2.02(c). The ESPP and all purchase rights thereunder shall terminate effective as of the Effective Time.

 (g) Consideration for Corel Common Stock and Assumption of Inprise Option Plans. Effective as of the Effective Time, the Surviving Corporation shall (i) in consideration for Corel's issuance of Corel Common Stock in accordance with Section 2.01(c) and (d), issue shares of Surviving Corporation to Corel, and (ii) in consideration for Corel's assumption of the Inprise Option Plans in accordance with Section 2.01(e), issue shares of Surviving Corporation common stock to Corel.

 2.02 Exchange of Certificates.

 (a) Exchange Agent. As of the Effective Time, Corel shall enter into an agreement (the terms of which shall be reasonably satisfactory to Inprise) with such bank or trust company as may be designated by Corel and reasonably satisfactory to Inprise (the "Exchange Agent"), which shall provide that Corel shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Inprise Common Stock and Inprise Preferred Stock, for exchange in accordance with this
 Article II, through the Exchange Agent, certificates representing the number of duly authorized whole shares of Corel Common Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section (such shares of Corel Common Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund").

 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Corel shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Inprise Common Stock or Inprise Preferred Stock (the "Certificates") whose shares are converted pursuant to Section 2.01 (c) into the right to receive shares of Corel Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Corel Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Corel Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Inprise Common Stock which is not registered in the transfer records of Inprise, a certificate representing that number of whole shares of Corel Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), may be issued to a transferee if the Certificate representing such Inprise Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Corel Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Corel that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent ownership of the number of shares of Corel Common Stock into which the number of shares of Inprise Common Stock shown thereon have been converted as contemplated by this Article II. Notwithstanding the foregoing, Certificates representing Inprise Common Stock surrendered for exchange by any person constituting an "affiliate" of Inprise for purposes of Section 6.04 shall not be exchanged until Corel has received an Affiliate Agreement (as defined in Section 6.04) executed by such person as provided in Section 6.04.

 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Corel Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Corel Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
 Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section (or affidavits of loss with respect to lost, stolen or destroyed certificates). Subject to the effect of applicable laws, following surrender of any such Certificate or affidavit, there shall be paid to the record holder of the certificates representing whole shares of Corel Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Corel Common Stock, and the amount of any cash payable in lieu of a fractional share of Corel Common Stock to which such holder is entitled pursuant to Section 2.02(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Corel Common Stock.

 (d)  No Further Ownership Rights in Inprise Common Stock.   All shares of
 Corel Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Inprise Common Stock or Inprise Preferred Stock represented thereby, as applicable. From and after the Effective Time, the stock transfer books of Inprise shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Inprise Common Stock or Inprise Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section.

 (e)  No Fractional Shares.   (i) No certificate or scrip representing
 fractional shares of Corel Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Corel. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Corel Common Stock in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in U.S. dollars without interest in lieu of such fractional share determined by multiplying such fraction by the average of the last sale prices of Corel Common Stock, on the NASDAQ National Market System as reported in The Wall Street Journal, Eastern Edition, or, if not reported therein, any other authoritative source for the ten consecutive TSE trading days immediately preceding the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Corel, and Corel shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

 (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former shareholders of Inprise for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Inprise who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Corel Common Stock, any cash in lieu of fractional shares of Corel Common Stock and any dividends or distributions with respect to Corel Common Stock. Neither Corel nor the Surviving Corporation shall be liable to any holder of shares of Inprise Common Stock or Inprise Preferred Stock for shares of Corel Common Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF INPRISE

      Inprise represents and warrants to Corel and Sub as follows:

 3.01 Organization and Qualification. Each of Inprise and its Subsidiaries (as defined in Section 9.11) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect (as defined in Section 9.11) on Inprise and its Subsidiaries taken as a whole. Each of Inprise and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Section 3.01 of the letter dated the date hereof and delivered to Corel by Inprise concurrently with the original execution and delivery of this Agreement (the "Inprise Disclosure Letter") sets forth (other than such Subsidiaries of Inprise which in the aggregate would not constitute a Significant Subsidiary) (i) the name and jurisdiction of incorporation of each Subsidiary of Inprise, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Inprise and as disclosed in Section 3.01 of the Inprise Disclosure Letter, Inprise does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000). Inprise has previously made available to Corel correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of Inprise.
 3.02 Capital Stock.

 (a) As of the date of this Agreement, the authorized capital stock of Inprise consists solely of (A) 100,000,000 shares of Inprise Common Stock, and (B) 1,002,095 shares of preferred stock, par value $.01 per share ("Inprise Preferred Stock"), of which 1,000,000 shares have been designated Series A Junior Participated Preferred Stock ("Inprise Series A Stock"), 1,470 shares have been designated Series B Mandatorily Redeemable Convertible Preferred Stock ("Inprise Series B Stock"), and 625 shares have been designated Series C Convertible Preferred Stock ("Inprise Series C Stock"). As of the date of this Agreement, no shares of Series A Stock are issued or outstanding, no shares of Series B Stock are issued and outstanding and 625 shares of Series C Stock are issued and outstanding. As of the close of business on January 31, 2000, 60,921,826 shares of Inprise Common Stock are issued and outstanding and 4,473,800 shares of Inprise Common Stock are held in the treasury of Inprise. As of the date hereof, 13,139,369 shares of Inprise Common Stock are reserved for issuance upon the exercise of options and upon the purchase of shares under the Inprise Option Plans of which options for 8,940,657 shares of Inprise Common Stock have been granted and are outstanding, 12,000,000 shares of Inprise Common Stock are reserved for issuance pursuant to the Stock Option Agreement, dated as of the date hereof, by and between Inprise and Corel (the "Inprise Stock Option Agreement"), 682,000 shares of Inprise Common Stock are reserved for issuance under the Inprise ESPP and 308,000 shares of Inprise Common Stock are reserved for issuance upon the exercise of Series B Stock warrants. All of the issued and outstanding shares of Inprise Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except for shares of Inprise Common Stock issuable upon conversion of the Series C Stock and except pursuant to this Agreement, the Inprise Rights Agreement and the Inprise Stock Option Agreement and except as set forth in Section 3.02 of the Inprise Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating Inprise or any of its Subsidiaries to issue or sell any shares of capital stock of Inprise or to grant, extend or enter into any Option with respect thereto.

 (b) Except as disclosed in Section 3.02 of the Inprise Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Inprise are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Inprise or a Subsidiary wholly owned, directly or indirectly, by Inprise, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien") other than with respect to such Subsidiaries which in the aggregate would not constitute a Significant Subsidiary. Except pursuant to this Agreement, the Inprise Rights Agreement and as set forth in the Inprise Stock Option Agreement or as disclosed in Section 3.02 of the Inprise Disclosure Letter, there are no
 (i) outstanding Options obligating Inprise or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Inprise or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Inprise having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Inprise Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Inprise or a Subsidiary wholly owned, directly or indirectly, by Inprise with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Inprise.

 (c) Except as set forth in the Inprise Stock Option Agreement or as disclosed in Section 3.02 of the Inprise Disclosure Letter, there are no outstanding contractual obligations of Inprise or any Subsidiary of Inprise to repurchase, redeem or otherwise acquire any shares of Inprise Common Stock or any capital stock of any Subsidiary of Inprise or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Inprise or any other person.

 3.03 Authority Relative to This Agreement.   Inprise has full corporate
 power and authority to enter into this Agreement and, subject to obtaining the Inprise Shareholders' Approval (as defined in Section 6.03(b)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Inprise, the Board of Directors of Inprise has recommended adoption of this Agreement by the shareholders of Inprise and directed that this Agreement be submitted to the shareholders of Inprise for their consideration, and no other corporate proceedings on the part of Inprise or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby, other than obtaining the Inprise Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Inprise and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of Inprise enforceable against Inprise in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 3.04 Non-Contravention; Approvals and Consents.

 (a) The execution and delivery of this Agreement by Inprise do not, and the performance by Inprise of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Inprise or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Inprise or any of its Subsidiaries, or (ii) subject to the obtaining of Inprise Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to Inprise or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which Inprise or any of its Subsidiaries is a party or by which Inprise or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement.

 (b) Except (i) for the filing of a premerger notification report by Inprise under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 3.09) and the Registration Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) the filing(s) as may be required by the Investment Canada Act and/or the Competition Act (Canada, (v) such filings as are required to be made under Canadian securities law, (vi) such filings as are required to be made with NASDAQ and the TSE, and (vii) as disclosed in Section 3.04 of the Inprise Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Inprise or any of its Subsidiaries is a party or by which Inprise or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Inprise, the performance by Inprise of its obligations hereunder or the consummation by Inprise of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement.

 3.05 Reports and Financial Statements. Inprise has made available to Corel prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Inprise or any of its Subsidiaries with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Inprise Reports"), which are all the documents (other than preliminary material) that Inprise and its Subsidiaries were required to file with the SEC since such date. Except as disclosed in Section 3.05 of the Inprise Disclosure Letter, as of their respective dates, the Inprise Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Inprise Reports (the "Inprise Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and to the absence of complete notes (which are not expected to be, individually or in the aggregate, materially adverse to Inprise and its Subsidiaries taken as a whole)) the consolidated financial position of Inprise and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in
 Section 3.05 of the Inprise Disclosure Letter, each Subsidiary of Inprise is treated as a consolidated subsidiary of Inprise in the Inprise Financial Statements for all periods covered thereby.

 3.06 Absence of Certain Changes or Events. Except as disclosed in Inprise Reports filed prior to the date of this Agreement or in Section 3.06 of the Inprise Disclosure Letter:

 (a) since September 30, 1999, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Inprise and its Subsidiaries taken as a whole, and

 (b) between such date and the date hereof (i) Inprise and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice and (ii) neither Inprise nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of
 Section 5.01(b).

 3.07 Absence of Undisclosed Liabilities. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Inprise and its consolidated subsidiaries, dated September 30, 1999, included in the Inprise Financial Statements or as disclosed in Section 3.07 of the Inprise Disclosure Letter, neither Inprise nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of Inprise and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Inprise and its Subsidiaries taken as a whole.

 3.08 Legal Proceedings. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement or in Section 3.08 of the Inprise Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Inprise, threatened against, relating to or affecting, nor to the knowledge of Inprise are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Inprise or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement, and (ii) neither Inprise nor any of its Subsidiaries nor any of its affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement.

 3.09 Information Supplied. The joint proxy statement relating to the Shareholders' Meetings (as defined in Section 6.03 (b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by Inprise with the SEC, the Ontario Securities Commission, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of Inprise and of Corel and at the times of the Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Inprise with respect to information supplied in writing by or on behalf of Corel or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Corel or any of its Subsidiaries with the SEC.

 3.10 Compliance with Laws and Orders. Inprise and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Inprise Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Inprise and its Subsidiaries are in compliance with the terms of the Inprise Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement, Inprise and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

 3.11 Compliance with Agreements; Certain Agreements.

 (a) Except as disclosed in the Inprise Reports filed prior to the date of this Agreement, neither Inprise nor any of its Subsidiaries nor, to the knowledge of Inprise, any other party is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Inprise or any of its Subsidiaries or (ii) any Contract to which Inprise or any of its Subsidiaries is a party or by which Inprise or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Inprise Reports or set forth in Section 3.11 of the Inprise Disclosure Letter, as of the date of this Agreement, neither Inprise nor any of its Subsidiaries is a party to or bound by any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

 (b) Except as disclosed in Section 3.11 of the Inprise Disclosure Letter or in the Inprise Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Inprise nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $250,000 per annum in the aggregate for all such agreements,
 (ii) union or collective bargaining agreement which covers any employees,
 (iii) agreement with any executive officer or other employee of Inprise or any of its Subsidiaries, the benefits of which in the aggregate for all such executive officers and employees exceed $5 million, and which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Inprise or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of Inprise or any of its Subsidiaries providing any term of employment or compensation guarantee or
 (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

 3.12 Taxes.

 (a) Each of Inprise and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Inprise and each of its Subsidiaries has paid (or Inprise has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Inprise Reports reflect a reserve for all taxes payable by Inprise and its Subsidiaries which is adequate in accordance with U.S. GAAP for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Inprise or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

 (b) To the knowledge of Inprise, there are no liens for material amounts of taxes on the assets of Inprise or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

 (c) Inprise has not taken any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code.

 (d) As used in this Section 3.12 and in Section 4.12, "taxes" shall include all federal, provincial, state, local and foreign income, capital, franchise, property, sales, use, goods and services, excise, land transfer, workers compensation, employment insurance, workers health and other taxes, including obligations for taxes and other amounts required to be withheld from payments due or made to any other person (including employees and non-resident persons) and any interest, penalties or additions to tax.

 3.13 Employee Benefit Plans; ERISA.

 (a) Except as described in the Inprise Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Inprise and its Subsidiaries taken as a whole, (i) all Inprise Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) neither Inprise nor any of its Subsidiaries has any liabilities or obligations with respect to any such Inprise Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Inprise are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Inprise Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Inprise or any of its Subsidiaries are the agreements and policies specifically referred to in
 Section 3.13 of the Inprise Disclosure Letter. The last date on which stock options were granted to any executive officer or director of Inprise was September 24, 1999. The last date on which stock options were granted to any employee of Inprise was January 27, 2000.
 (b)  As used herein:

      (i) "Inprise Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Inprise or any of its Subsidiaries for the benefit of the current or former employees or directors of Inprise or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

      (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

 3.14 Labor Matters. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement or in Section 3.14 of the Inprise Disclosure Letter, there are no material controversies pending or, to the knowledge of Inprise, threatened between Inprise or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Inprise and its Subsidiaries taken as a whole, and, to the knowledge of Inprise, there are no material organizational efforts presently being made involving any of the now unorganized employees of Inprise or any of its Subsidiaries. Since January 1, 1997, there has been no work stoppage, strike or other concerted action by employees of Inprise or any of its Subsidiaries except as would not, individually or in the aggregate, have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

 3.15 Environmental Matters.

 (a) Except as set forth in Section 3.15 of the Inprise Disclosure Letter, each of Inprise and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Inprise and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

 (b) To the knowledge of Inprise, no site or facility now or previously owned, operated or leased by Inprise or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or clean-up.

 (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Inprise or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Inprise and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Inprise, is in process which could subject any of such properties to such Liens, and neither Inprise nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

 (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of. Inprise or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Inprise or any of its Subsidiaries which have not been delivered to Corel prior to the execution of this Agreement.

 (e)  As used herein in this Section 3.15 and in Section 4.15:

      (i) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

      (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

 3.16 Intellectual Property Rights. Except as set forth in Section 3.16 of the Inprise Disclosure Letter:

 (a) Inprise and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights (as defined below) individually or in the aggregate material to the conduct of the businesses of Inprise and its Subsidiaries taken as a whole. Neither Inprise nor any Subsidiary of Inprise is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property Rights, to the knowledge of Inprise, such Intellectual Property Rights are not being infringed by any third party, and neither Inprise nor any Subsidiary of Inprise is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. For purposes of this Agreement, ''Intellectual Property Rights" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

 (b) Section 3.16 of the Inprise Disclosure Letter contains (or will be supplemented to prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Inprise and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Inprise as currently conducted (the "Inprise License Agreements").

 (c) Except as set forth in Section 3.16 of the Inprise Disclosure Letter (including as it may be supplemented prior to Closing), Inprise and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the Inprise License Agreements or the development, manufacture or commercial exploitation of any products of Inprise or its Subsidiaries in each such case in excess of $500,000 per annum.

 (d) Section 3.16 of the Inprise Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Inprise Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Inprise Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed.
 All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Inprise or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable.

 (e) Section 3.16 of Inprise Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all material licenses and sublicenses under which Inprise or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any products of Inprise or any Subsidiaries or any adaptation, derivative or reformulation based on any such product or any portion thereof.

 (f) Neither Inprise nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Inprise License Agreements. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

 (g) Except as set forth in Section 3.16 of the Inprise Disclosure Letter, neither Inprise nor its Subsidiaries (A) has been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

 (h) Inprise and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Inprise and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Inprise and its Subsidiaries.

 (i) Neither Inprise nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Inprise or its Subsidiaries in any of the Inprise Intellectual Property Rights which are material to the business of Inprise as currently conducted.

 (j) Except as set forth in Section 3.16 of the Inprise Disclosure Letter, all internal computer systems that are material to the business, finances or operations of Inprise ("Material Inprise Systems") are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century (collectively with clause (i) above, "Year 2000 Ready") or can be freely modified to be made Year 2000 Ready without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Inprise Systems that are not Year 2000 Ready as of the date of this Agreement are set forth in Section 3.16 of the Inprise Disclosure Letter.

 3.17 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.19, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Inprise Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Inprise required to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby and by the Stock Option Agreements.

 3.18 Opinion of Financial Advisor. Inprise has received the opinion of Broadview International LLC, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the shareholders of Inprise is fair from a financial point of view to the shareholders of Inprise, and a true and complete copy of such opinion has been or will be, as promptly as practicable after the execution of this Agreement, delivered to Corel.

 3.19 Ownership of Corel Common Stock. Except as to shares of Corel Common Stock which Inprise may be deemed to beneficially own pursuant to the Corel Stock Option Agreement, neither Inprise nor any of its Subsidiaries or other affiliates beneficially owns any shares of Corel Common Stock.

 3.20 Takeover Laws. The approval of this Agreement and the Merger and the Inprise Stock Option Agreement by the Board of Directors of Inprise constitutes approval of this Agreement and the Merger and the Inprise Stock Option Agreement and the transactions contemplated hereby and thereby for
 purposes of Section 203 of DL.   To the knowledge of Inprise except for
 Section 203 of DL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") are applicable to the Merger or other transactions contemplated by this Agreement and the Inprise Stock Option Agreement.

 3.21 Rights Agreement. The Board of Directors of Inprise has approved an amendment (substantially in the form provided to Corel) to the Inprise Rights Agreement to the effect that none of Corel, Sub or any of their respective affiliates shall become an "Acquiring Person", and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Inprise Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Inprise Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, provided that the Merger or the Inprise Stock Option Agreement, as the case may be, or such other transactions contemplated hereby or thereby are consummated in accordance with the terms hereof and thereof. Nothing has occurred to cause the Rights to be distributed in the form of separate Rights certificates or to become exercisable. The Inprise Rights Agreement shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding Inprise Rights thereunder.

                                 ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF COREL AND SUB

      Corel and Sub, jointly and severally, represent and warrant to Inprise as follows:

 4.01 Organization and Qualification. Each of Corel and its Subsidiaries (including Sub) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Corel and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Corel and Sub to Inprise concurrently with the original execution and delivery of this Agreement (the "Corel Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Corel, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Corel and as disclosed in Section 4.01 of the Corel Disclosure Letter, Corel does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000). Corel has previously made available to Inprise correct and complete copies of the Certificate and Articles of Amalgamation and bylaws (or other comparable charter documents) of Corel.

 4.02 Capital Stock.

 (a) The authorized capital stock of Corel consists solely of an unlimited number of shares of Corel Common Stock and an unlimited number of preferred shares, issuable in series . As of the close of business on January 31, 2000, 65,733,135 shares of Corel Common Stock and no preferred shares are issued and outstanding, and, except as disclosed in Section 4.02 of the Disclosure Letter, 3,083,166 shares are reserved for issuance upon the exercise of options under the Corel Stock Option Plan as last amended as of January 31, 2000 (the "Corel Stock Option Plan") and 4,000,000 shares are reserved for issuance under the Corel Stock Option Plan 2000 as amended and restated as of February 2, 2000 (the "Corel Stock Option Plan 2000"), of which options for 2,836,410 shares were granted and are outstanding under the Corel Stock Option Plan, and 13,000,000 shares of Corel Common Stock are reserved for issuance pursuant to the Stock Option Agreement dated as of the date hereof by and between Corel, Inprise and Sub (the "Corel Stock Option Agreement"). Since such date, there has been no change in the number of issued and outstanding shares of Corel Common Stock or shares of Corel Common Stock held in treasury or (other than pursuant to the Stock Option Agreements) reserved for issuance since such date. All of the issued and outstanding shares of Corel Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, the Corel Rights Agreement and the Corel Stock Option Agreement and except as set forth in Section 4.02 of the Corel Disclosure Letter, there are no outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of Corel or to grant, extend or enter into any Option with respect thereto.

 (b) Except as disclosed in Section 4.02 of the Corel Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Corel are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Corel or a Subsidiary wholly owned, directly or indirectly, by Corel, free and clear of any Liens. Except pursuant to the Corel Rights Agreement and as set forth in the Corel Stock Option Agreement or as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no (i) outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Corel or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Corel having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Corel Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Corel or a Subsidiary wholly owned, directly or indirectly, by Corel with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Corel.

 (c) Except as set forth in the Corel Stock Option Agreement and as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no outstanding contractual obligations of Corel or any Subsidiary of Corel to repurchase, redeem or otherwise acquire any shares of Corel Common Stock or any capital stock of any Subsidiary of Corel or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Corel or any other person.

 4.03 Authority Relative to This Agreement. Each of Corel and Sub has full corporate power and authority to enter into this Agreement and, subject (in the case of this Agreement) to obtaining the Corel Shareholders' Approval (as defined in Section 6.03 (a)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by each of Corel and Sub and the consummation by each of Corel and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by the sole shareholder of Sub, the Board of Directors of Corel has adopted a resolution declaring the advisability of the Corel Shareholders' Proposals (as defined in Section 6.03 (a)) and directed that the Corel Shareholders' Proposals be submitted for consideration by the shareholders of Corel in accordance with applicable laws, and no other corporate proceedings on the part of either of Corel or Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Corel and Sub and the consummation by Corel and Sub of the transactions contemplated hereby, other than obtaining the Corel Shareholders' Approval. This Agreement has been duly and validly executed and delivered by each of Corel and Sub and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of each of Corel and Sub enforceable against each of Corel and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 4.04 Non-Contravention;  Approvals and Consents.

 (a) The execution and delivery of this Agreement by each of Corel and Sub do not, and the performance by each of Corel and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Corel or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Corel or any of its Subsidiaries, or (ii) subject to the obtaining of the Corel Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Corel or any of its Subsidiaries or any of their respective assets or properties or (y) any Contracts to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

 (b) Except (i) for the filing of a premerger notification report by Corel under the HSR Act, (ii) for the filing of the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) as may be required under applicable requirements of the Competition Act (Canada) and the Investment Canada Act, (v) as may be required by the by-laws, rules, regulations or policies of the TSE in respect of the Corel Common Stock to be issued in the Merger and upon the exercise of the Inprise Options to be assumed by Corel by reason of the Merger and the listing of such Corel Common Stock on such stock exchanges,
 (vi) such filings as are required to be made under the Canada Business Corporations Act or under Canadian securities laws, and (vii) as disclosed in Section 4.04 of the Corel Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Corel and Sub, the performance by each of Corel and Sub of its obligations hereunder or the consummation by Corel of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

 4.05 Reports and Financial Statements. Corel has made available to Inprise prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Corel or any of its Subsidiaries with Canadian securities regulatory authorities and the SEC, the TSE and Nasdaq since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Corel Reports"), which are all the documents (other than preliminary material) that Corel and its Subsidiaries were required to file with the SEC, Canadian securities regulatory authorities and the TSE since such date. As of their respective dates, the Corel Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act or Canadian securities laws and the TSE, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Corel Reports (the "Corel Financial Statements") complied as to form in all material respects with the published rules and regulations of the Canadian securities regulatory authorities with respect thereto, were prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Canadian securities laws) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and to the absence of complete notes (which are not expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole)) the consolidated financial position of Corel and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the Corel Disclosure Letter, each Subsidiary of Corel is treated as a consolidated subsidiary of Corel in the Corel Financial Statements for all periods covered thereby.

 4.06 Absence of Certain Changes or Events. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.06 of the Corel Disclosure Letter:

 (a) since August 31, 1999, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Corel and its Subsidiaries taken as a whole, and

 (b) between such date and the date hereof (i) Corel and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice and (ii) neither Corel nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of
 Section 5.01 (b).

 4.07 Absence of Undisclosed Liabilities. Except as disclosed in the Corel Reports filed prior to this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Corel and its consolidated subsidiaries dated August 31, 1999 included in the Corel Financial Statements or as disclosed in Section 4.07 of the Corel Disclosure Letter, neither Corel nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by Canadian GAAP to be reflected on a consolidated balance sheet of Corel and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole.

 4.08 Legal Proceedings. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.08 of the Corel Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Corel, threatened against, relating to or affecting, nor to the knowledge of Corel are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Corel or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Corel nor any of its Subsidiaries nor affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

 4.09 Information Supplied. The registration statement on Form S-4 to be filed with the SEC by Corel in connection with the issuance of shares of Corel Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Corel with the SEC, Canadian securities regulatory authorities, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act, with Canadian securities regulatory authorities under Canadian securities laws or with the TSE) comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act or comparable Canadian laws, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to shareholders of Inprise and of Corel and at the times of the Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Corel or Sub with respect to information supplied in writing by or on behalf of Inprise expressly for inclusion therein and information incorporated by reference therein from documents filed by Inprise or any of its Subsidiaries with the SEC, Canadian securities regulatory authorities or the TSE.

 4.10 Compliance with Laws and Orders. Corel and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Corel Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Corel and its Subsidiaries are in compliance with the terms of the Corel Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Except as disclosed in the Corel Reports filed prior to the date of this Agreement, Corel and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

 4.11 Compliance with Agreements; Certain Agreements.

 (a) Except as disclosed in the Corel Reports filed prior to the date of this Agreement, neither Corel nor any of its Subsidiaries nor, to the knowledge of Corel, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Corel or any of its Subsidiaries or (ii) any Contract to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Corel Reports or set forth in Section 4.11 of the Corel Disclosure Letter, as of the date of this Agreement, neither Corel nor any of its Subsidiaries is a party to or bound by any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

 (b) Except as disclosed in Section 4.11 of the Corel Disclosure Letter or in the Corel Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Corel nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $250,000 per annum in the aggregate for all such agreements,
 (ii) union or collective bargaining agreement which covers any employees,
 (iii) agreement with any executive officer or other employee of Corel or any of its Subsidiaries, the benefits of which in the aggregate for all such executive officers and employees exceed $5 million, and which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Corel or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of Corel or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

 4.12 Taxes.

 (a) Each of Corel and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Corel and its Subsidiaries taken as a whole. Corel and each of its Subsidiaries has paid (or Corel has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Corel Reports reflect an adequate reserve for all taxes payable by Corel and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Corel or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Corel and its Subsidiaries taken as a whole.

 (b) To the knowledge of Corel, there are no liens for material amounts of taxes on the assets of Corel or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

 (c) Corel has not taken any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code.

 4.13 Employee Benefit Plans; ERISA.

 (a) Except as described in the Corel Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Corel and its Subsidiaries taken as a whole, (i) all Corel Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Corel nor any of its Subsidiaries has any liabilities or obligations with respect to any such Corel Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Corel are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Corel Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect "to any employee. The only severance agreements or severance policies applicable to Corel or any of its Subsidiaries are the agreements and policies specifically referred to in
 Section 4.13 of the Corel Disclosure Letter. The last date on which stock options were granted to any officer or director of Corel was January 18, 2000.

 (b) As used herein "Corel Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Corel or any of its Subsidiaries for the benefit of the current or former employees or directors of Corel or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

 4.14 Labor Matters. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.14 of the Corel Disclosure Letter, there are no material controversies pending or, to the knowledge of Corel, threatened between Corel or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Corel and its Subsidiaries taken as a whole, and, to the knowledge of Corel, there are no material organizational efforts presently being made involving any of the now unorganized employees of Corel or any of its Subsidiaries. Since January 1, 1997, there has been no work stoppage, strike or other concerted action by employees of Corel or any of its Subsidiaries except as would not, individually or in the aggregate, have a material adverse effect on Corel and its Subsidiaries taken as a whole.

 4.15 Environmental Matters.

 (a) Each of Corel and its Subsidiaries has obtained all Environmental Permits which are required under any applicable Environmental Law in respect of its business or operations, except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Corel and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

 (b) To the knowledge of Corel, no site or facility now or previously owned, operated or leased by Corel or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state, Canadian federal, provincial or local list of sites requiring investigation or clean-up.

 (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Corel or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Corel and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Corel, is in process which could subject any of such properties to such Liens, and neither Corel nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

 (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of. Corel or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Corel or any of its Subsidiaries which have not been delivered to Inprise prior to the execution of this Agreement.

 4.16 Intellectual Property Rights. Except as set forth in Section 4.16 of the Corel Disclosure Letter:

 (a) Corel and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights individually or in the aggregate material to the conduct of the businesses of Corel and its Subsidiaries taken as a whole. Neither Corel nor any Subsidiary of Corel is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property Rights, to the knowledge of Corel, such Intellectual Property Rights are not being infringed by any third party, and neither Corel nor any Subsidiary of Corel is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

 (b) Section 4.16 of the Corel Disclosure Letter contains (or will be supplemented prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Corel and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Corel as currently conducted (the "Corel License Agreements").

 (c) Except as set forth in Section 4.16 of the Corel Disclosure Letter (including as it may be supplemented prior to Closing), Corel and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the Corel License Agreements or the development, manufacture or commercial exploitation of any products of Corel or its Subsidiaries in each such case in excess of $500,000 per annum.

 (d) Section 4.16 of the Corel Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Corel Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Corel Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Corel or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable.

 (e) Section 4.16 of the Corel Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Corel or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any material products of Corel or its Subsidiaries or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

 (f) Neither Corel nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Corel License Agreements. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

 (g) Except as set forth in Section 4.15 of the Corel Disclosure Letter, neither Corel nor its Subsidiaries (A) has been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

 (h) Corel and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Corel and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Corel and its Subsidiaries.

 (i) Neither Corel nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Corel or its Subsidiaries in any of the Corel Intellectual Property Rights which are material to the business of Corel as currently conducted.

 (j) Except as set forth in Section 4.16 of the Corel Disclosure Letter, all internal computer systems that are material to the business, finances or operations of Corel ("Material Corel Systems") are Year 2000 Ready or can be freely modified to be made Year 2000 Ready without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Corel Systems that are not Year 2000 Ready as of the date of this Agreement are set forth in Section 4.16(j) of the Corel Disclosure Schedule.

 4.17 Vote Required. The affirmative votes of the holders of record of at least the portion of the outstanding shares of Corel Common Stock represented at the meeting and specified in Section 4.17 of the Corel Disclosure Schedule with respect to the approval of each of the Corel Shareholders' Proposals are the only votes of the holders of any class or series of the capital stock of Corel required in connection with the Merger and the other transactions contemplated hereby.

 4.18 Opinion of Financial Advisor. Corel has received the opinion of CIBC World Markets Inc., dated the date hereof, to the effect that, as of the date hereof, the Conversion Number is fair from a financial point of view to the shareholders of Corel, and a true and complete copy of such opinion has been or will be, as promptly as practicable after the execution of this Agreement, delivered to Inprise.

 4.19 Ownership of Inprise Common Stock. Except for shares of Inprise Common Stock which Corel may be deemed to beneficially own pursuant to the Inprise Stock Option Agreement, neither Corel nor any of its Subsidiaries or other affiliates beneficially owns any shares of Inprise Common Stock.

 4.20 Takeover Laws. Neither Corel nor any of its subsidiaries is subject to any Takeover Law that would affect this Agreement, the Stock Option Agreements, the Merger or the other transactions contemplated hereby or thereby.

 4.21 Rights Agreement. The Board of Directors of Corel has taken all necessary action under or with respect to the Corel Rights Agreement, such that none of Inprise or its respective affiliates shall become an "Acquiring Person," and that no "Stock Acquisition Date" or " Separation Time" (as such terms are defined in the Corel Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Corel Stock Option Agreement, as the case may be, or the consummation of the transactions contemplated hereby or thereby, provided that the Merger or the Corel Option Agreement or such other transactions contemplated hereby are consummated in accordance with the terms hereof and thereof.

                                 ARTICLE V
                                 COVENANTS

 5.01 Covenants of Inprise and Corel. Except (i) as otherwise contemplated by this Agreement, (ii) as required by applicable law or rule of any stock exchange or over-the-counter market, or (iii) as set forth in such Principal Party's Disclosure Letter, at all times from and after the date hereof until the Effective Time, each of Inprise and Corel (each, a "Principal Party") covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Stock Option Agreements, or to the extent that the other Principal Party shall otherwise previously consent in writing):

 (a) Ordinary Course. Each Principal Party and each of its Subsidiaries shall conduct their respective businesses only in, and each Principal Party and each of its Subsidiaries shall refrain from taking any action except in, the ordinary course substantially consistent with past practice.

 (b) Without limiting the generality of paragraph (a) of this Section, (i) each Principal Party and its Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact in all material respects their present business organization and reputation to maintain its existence in good standing, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it, and (ii) neither Principal Party shall, nor shall it permit any of its Subsidiaries to, except as otherwise (x) expressly contemplated in this Agreement or the Stock Option Agreements, (y) as required by the applicable law or rule of any stock exchange or over-the-counter market or (z) consented to in writing by the other Principal Party:

      (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

      (B) (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

      (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto other than (i) the issuance of Inprise Common Stock or Corel Common Stock pursuant to options granted under the Inprise Option Plans, in each case outstanding on the date of this Agreement and in accordance with their present terms, (ii) the issuance of options pursuant to the Inprise Option Plan and the Corel Option Plan, in each case in accordance with their present terms and only after consent with the other Principal Party (provided that no such consent shall be required in connection with the issuance of options to purchase up to 3,500,000 shares of Corel Common Stock under the Corel Option Plan (of which up to 3,000,000 shares shall be the subject of the general annual option grants to employees and up to 500,000 shares shall be the subject of specific grants) and up to 500,000 shares of Inprise Common Stock under the Inprise Option Plans, in each case at fair value and as otherwise provided in the respective Plans), and the issuance of shares of Inprise Common Stock and Corel Common Stock, as the case may be, upon exercise of such options,
 (iii) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation, and (iv) the issuance of Inprise Common Stock or Corel Common Stock, as the case may be, in accordance with the terms of the applicable Stock Option Agreement, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto; provided that the occurrence of a separation of the rights under the Inprise Rights Plan or the Corel Rights Plan, as the case may be, and the related issuance of stock to such Principal Party's stockholders under such rights plan shall not be deemed a breach of this Agreement to the extent that (i) the occurrence of such separation occurred as a result of an unsolicited acquisition of such Principal Party's common stock by a third party, and (ii) such acquisition did not occur as a result of such Principal Party breaching Sections 5.02 or 5.06 hereof;

      (D) except (i) as otherwise contemplated by this Agreement, (ii) as required by applicable law or rule of any stock exchange or over-the-counter market, or (iii) investments made by either Principal Party, after prior written notice to the other Principal Party, in an aggregate amount not to exceed $15 million, acquire (by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

      (E) other than in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

      (F)  except to the extent required by applicable law,

           (i) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting (except as required by applicable law or due to changes in the accounting standards applicable to such Principal Party), financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or

           (ii) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

      (G) (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness or borrowed money or guarantee any such indebtedness other than loans to wholly-owned subsidiaries and loans in the ordinary course of its business consistent with past practice or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice;

      (H) enter into, adopt, amend in any material respect (except as may be required by applicable law, any agreement, plan or arrangement in effect on the date hereof) or terminate any Inprise Employee Benefit Plan or Corel Employee Benefit Plan, as the case may be, or other agreement, arrangement, plan or policy between such Principal Party or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such Principal Party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

      (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction, outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such Principal Party or any of its Subsidiaries;

      (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice;

      (K) make any change in the lines of business in which it participates or is engaged;

      (L) pay, discharge, satisfy, waive, settle or release any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business substantially consistent with past practice;

      (M) settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement prior to the Effective Time without the prior written consent of the other party to this Agreement; or

      (N) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

(c) Advice of Changes. Each Principal Party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on such Principal Party and its Subsidiaries taken as a whole or on the ability of such Principal Party, to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

 (d) Notice and Cure. Each Principal Party will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such Principal Party, that causes or will cause any covenant or agreement of such Principal Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Principal Party contained in this Agreement. Each Principal Party also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by such Principal Party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

 (e) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each Principal Party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Principal Party will, nor will it permit any of its Subsidiaries, officers, directors, employee or agents to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

 5.02 No Solicitations. At all times from and after the date hereof until the Effective Time, each Principal Party covenants and agrees as to itself and its Subsidiaries (a) that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause its Representatives (as defined in Section 9.11) not to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including such Principal Party or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of such Principal Party and its Subsidiaries taken as a whole, (ii) 25% or more of the outstanding shares of such Principal Party's common stock or (iii) 25% of the outstanding shares of the capital stock of any Subsidiary of such Principal Party (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify the other Principal Party immediately if any such inquiries, proposals or offers, written or oral, are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of either Principal Party or its Representatives from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to such Principal Party than the Confidentiality Agreement, a copy of which shall be provided promptly to the other Principal Party) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, prior to receipt of the Inprise Shareholders' Approval (if such Principal Party is Inprise) or the Corel Shareholders' Approval (if such Principal Party is Corel), (A) the Board of Directors of such Principal Party, (i) based upon the advice of outside counsel, determines in good faith and in its reasonable judgment that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law, and (ii) based on the advice of such Principal Party's financial advisor, determines in good faith and in its reasonable judgment that such Alternative Proposal is likely to result in a Superior Proposal (as defined herein), (B) three business days prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, such Principal Party provides written notice to the other Principal Party to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group in reasonable detail, and
 (C) such Principal Party keeps the other Principal Party informed of the status and all material information with respect to any such discussions or negotiations; (ii) to the extent required, complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal , or (iii) without limiting the right of the other Principal Party pursuant to Article VIII, making any other disclosure to such Principal Party's stockholders if such Principal Party's Board of Directors determines in good faith, based upon advice of its outside legal counsel, that the failure to make any such disclosure would violate the Board's fiduciary duties under applicable law. Nothing in this Section 5.02 shall
 (x) permit any party to terminate this Agreement (except as specifically provided in Article VIII), (y) permit any party to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, no party shall enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of any party under this Agreement.

 5.03 Conduct of Business of Sub. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Corel shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any Lien upon its properties or assets which would attach to any properties or assets of the Surviving Corporation after the Effective Time.

 5.04 Third Party Standstill Agreements. Each Principal Party agrees that, during the period from the date of this Agreement through the Effective Time, neither it nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, each Principal Party shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

 5.05 Purchases of Capital Stock of the Other Party. Each Principal Party agrees that, during the period from the date hereof through the Effective Time, neither it nor any of its Subsidiaries or other affiliates will purchase any shares of capital stock of the other Principal Party (except pursuant to the Stock Option Agreements).

 5.06 Actions Regarding Rights. Neither Principal Party shall take any action or fail to take any action as a result of which action or failure the stock purchase rights under the Inprise Rights Agreement or the Corel Rights Agreement, as the case may be, would apply to the Merger or the Stock Option Agreements. Except as requested, or consented to, in writing by the other Principal Party, no Principal Party shall take any action with respect to, or make a determination under, the Corel Rights Agreement (if such Principal Party is Corel) or the Inprise Rights Agreement (if such Principal Party is Inprise), including a redemption of the common stock purchase rights issued thereunder, that would render such rights inapplicable to, or cause the rights to not separate under such rights agreement with respect to, any transaction (including any merger) other than the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements.


                                 ARTICLE VI
                           ADDITIONAL AGREEMENTS

 6.01 Access to Information; Confidentiality. Each Principal Party shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other Principal Party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Principal Party and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such Principal Party and its Subsidiaries, and (ii) furnish promptly to such persons (i) a copy of each report, statement, schedule and other document filed or received by such Principal Party or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (ii) all other information and data (including, without limitation, copies of Contracts, Inprise Employee Benefit Plans or Corel Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of such Principal Party and its Subsidiaries as the other party or any of such other persons reasonably may request. Notwithstanding anything herein to the contrary, nothing herein shall require any Principal Party or any of its Subsidiaries to disclose any information to the other Principal Party or any of its Representatives if such disclosure would be in violation of
 (i) any applicable law or regulation of any Governmental or Regulatory Authority, or (ii) any agreement to which such Principal Party is a party on the date hereof. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Confidential Information" (as such term is defined in the letter agreement dated as of January 11, 2000 between Inprise and Corel (the "Confidentiality Agreement") shall be governed by the terms of the Confidentiality Agreement.

 6.02 Preparation of Registration Statement and Proxy Statement. Inprise and Corel shall prepare and file with the SEC, applicable Canadian securities regulatory authorities and the TSE as soon as reasonably practicable after the date hereof the Proxy Statement. Corel shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement, in which the Proxy Statement will be included as the prospectus. Corel and Inprise shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Corel shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Corel is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Corel Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Corel shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Corel, Sub and Inprise shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Corel or Inprise, as the case may be, or any of its Representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Corel shall give Inprise and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Inprise, Corel and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (i) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (ii) the Proxy Statement to be mailed to the holders of Inprise Common Stock and Corel Common Stock entitled to vote at the meetings of the shareholders of Inprise and Corel at the earliest practicable time.

 6.03 Approval of Shareholders.

 (a) Corel shall, through its Board of Directors, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its shareholders (the "Corel Shareholders' Meeting") for the purpose of voting on the issuance of Corel Common Stock, and the approval of a stock option plan for the grant of options to acquire Corel Common Stock; each as contemplated by this Agreement (the "Corel Shareholders' Proposals"). Unless it determines based upon the advice of outside counsel that doing so would violate the Board of Directors' fiduciary duties to shareholders imposed by law, Corel shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Corel that the shareholders of Corel approve the Corel Shareholders' Proposals by the requisite majorities (the "Corel Shareholders' Approval"), and shall use its reasonable best efforts to obtain the Corel Shareholders' Approval. At such meeting, Inprise shall, and shall cause its Subsidiaries to, cause all shares of Corel Common Stock then owned by Inprise or any such Subsidiary to be voted in favor of the Corel Shareholders' Proposals.

 (b) Inprise shall, through its Board of Directors as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its shareholders (the "Inprise Shareholders' Meeting" and, together with the Corel Shareholders' Meeting, the "Shareholders' Meetings") for the purpose of voting on the approval of the Merger and the approval and adoption of this Agreement (the "Inprise Shareholders' Approval"). Unless it determines, based upon the advice of outside counsel that doing so would violate the Board of Directors' fiduciary duties to shareholders imposed by law, Inprise shall, through its Board of Directors; include in the Proxy Statement the recommendation of the Board of Directors of Inprise that the shareholders of Inprise approve the Merger and approve and adopt this Agreement, and shall use its reasonable best efforts to obtain such adoption. At such meeting, Corel shall, and shall cause its Subsidiaries to, cause all shares of Inprise Common Stock then owned by Corel or any such Subsidiary to be voted in favor of the adoption of this Agreement.

 (c) Corel and Inprise shall coordinate and cooperate with respect to the timing of the Shareholders' Meetings and shall use their reasonable best efforts to cause both of the Shareholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

 6.04 Inprise Affiliates. At least 30 days prior to the Closing Date, Inprise shall deliver a letter to Corel identifying all persons who, at the time of the Inprise Shareholders' Meeting, may, in Inprise's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of Inprise ("Inprise Affiliates"). Inprise shall use its reasonable best efforts to cause each Inprise Affiliate to deliver to Corel on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit A hereto (an "Affiliate Agreement").

 6.05 Stock Exchange Listing. Corel shall use its reasonable best efforts to cause the shares of Corel Common Stock to be issued in the Merger and under the Inprise Stock Plans after the Merger in accordance with this Agreement to be approved for listing on the TSE and on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

 6.06 Certain Tax Matters. Corel and Inprise shall not take or fail to take any action which action or failure would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code or cause the failure to obtain the opinion of counsel referred to in Section 7.02(c) or 7.03(d), other than any action contemplated by this Agreement. Nothing in this section precludes either Corel or Inprise from taking any action that may cause gain to be recognized by any stockholder obligated to sign a gain recognition agreement under Section 367 of the Code. Notwithstanding the foregoing sentence, Corel and Inprise shall comply with the "reporting requirements" of Treasury Regulation Section 1.367(a)-3(c)(6).

 6.07 Regulatory and Other Approvals.

 (a) Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each Principal Party will proceed diligently and in good faith to, as promptly as practicable,
 (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Principal Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other Principal Party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each Principal Party will (i) take promptly all actions necessary to make the filings required of either of the Principal Party or their affiliates under the HSR Act and the Competition Act (Canada), (ii) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from (A) the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act and (B) any Canadian Governmental or Regulatory Authority pursuant to the Competition Act (Canada), (iii) cooperate with the other Principal Party in connection with such Principal Party's filings under the HSR Act and the Competition Act (Canada) and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by any Governmental or Regulatory Authority of competent jurisdiction, and (iv) proceed diligently and in good faith to obtain early termination of any waiting period applicable to the Merger under the HSR Act and Competition Act (Canada).

 (b) Without limiting the generality of the foregoing, within two business days of the date of this Agreement, Corel shall prepare and file with the TSE a notice of the option granted by Corel to Inprise pursuant to the Corel Stock Option Agreement and the proposed issuance of Corel Common Stock issuable upon the exercise of such option, and Corel shall use its best efforts to cause the TSE to accept such notice, without conditions, as soon as practicable.

 6.08 Inprise Stock Plan.

 (a) Subject to approval of the TSE, at the Effective Time, each outstanding option to purchase shares of Inprise Common Stock (an "Inprise Stock Option") under the Inprise Option Plans, whether vested or unvested, shall be exchanged for an option to acquire, on the same terms and conditions as were applicable under such Inprise Stock Option (taking into account any acceleration provisions that apply to such options under any agreement between Inprise and an optionee), a number of shares of Corel Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Inprise Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Conversion Number; and the option exercise price per share of Corel Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Inprise Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that the adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

 (b) As soon as practicable after the Effective Time, Corel shall deliver to the participants in the Inprise Option Plans appropriate notices setting forth such participants' rights pursuant thereto and the grants pursuant to the Inprise Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Subject to compliance with Canadian securities laws and the rules of the TSE, Corel shall comply with the terms of the Inprise Option Plans and ensure subject to the provisions of the Inprise Option Plans that Inprise Stock Options which qualified as incentive stock options prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time.

 (c) Corel shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Corel Common Stock for delivery under the Inprise Option Plans as adjusted in accordance with this Section. Prior to the Effective Time, Corel shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Corel Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Corel shall administer the Inprise Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act. Both Corel and Inprise shall take such steps as may be required to cause the transactions contemplated by this Section 6.08 and any other dispositions of Inprise equity securities and/or acquisitions of Corel equity securities (including, in each case derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of Inprise, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretative letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

 6.09 Employee Benefits.

 (a) Corel agrees that, effective as of the Effective Time and for a one-year period following the Effective Time, Corel shall provide, or cause the Surviving Corporation and its Subsidiaries and successors to provide, those persons who, immediately prior to the Effective Time, were employees of Inprise and its Subsidiaries and who continue in such employment, with benefits and compensation no less favorable ,taken as a whole, than is provided to such employees as of the date of this Agreement; provided, that nothing herein shall restrict Corel or the Surviving Corporation from terminating the employment of any such employees in accordance with applicable laws and contractual rights, if any, of such employees.

 (b) Corel shall, and shall cause the Surviving Corporation to, treat service with Inprise and any Subsidiary thereof prior to the Effective Time by each employee of Inprise and any Subsidiary thereof in the same manner as service with Corel or its Subsidiaries is treated for eligibility and vesting purposes (but excluding benefit accrual purposes, including, without limitation, benefit service under any defined benefit pension plan) under any benefit plan of Corel or its Subsidiaries in which any such employee is eligible to participate following the Effective Time.

 (c) Corel shall, and shall cause the Surviving Corporation to, honor, in accordance with their terms, and to make required payments when due under Inprise Employee Benefit Plans (to extent required by Section 6.09(a)) and, all employment, incentive and severance agreements and retention plans or agreements maintained or contributed to by Inprise or any Subsidiary thereof or to which Inprise or any Subsidiary is a party, that are applicable with respect to any employee, director or stockholder of Inprise or any Subsidiary thereof (whether current, former or retired) or their beneficiaries in existence on the date hereof.

 (d) Corel acknowledges that for purposes of all Inprise Employee Benefit Plans the consummation of the Merger as contemplated by this Agreement will constitute a "change in control" of Inprise (as such term or such similar term is defined in such plans, agreements or arrangements).

 (e) With respect to any welfare plans in which existing employees of Inprise and its Subsidiaries are eligible to participate after the Effective Time in substitution for any such existing plans, Corel shall, and shall cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and
 (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan.

 6.10 Directors' and Officers' Indemnification and Insurance.

 (a) From and after the Effective Time and until the sixth anniversary of the Effective Time and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, Corel and the Surviving Corporation (each, an "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Inprise or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of Inprise or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable law; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Except as disclosed in Section 6.10 of the Inprise Disclosure Letter, Inprise is not aware of any Indemnified Liabilities or of any reasonable basis for the assertion thereof. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (i) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (ii) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (iii) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (iv) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this paragraph except to the extent such failure materially prejudices such Indemnifying Party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may to the extent necessary to avoid such conflict retain more than one or more additional law firm, in which event the Indemnifying Parties shall be required to pay the reasonable fees and expenses of only one law firm representing the Indemnified Parties.

 (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, Corel will not take any action so as to amend, modify or repeal the provisions for indemnification and limitation of liability of directors or officers contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which at the Effective Time shall be no less favorable to such individuals than those maintained by Inprise and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director or officer of Inprise or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations or limited in their liability in respect of their serving in such capacities prior to the Effective Time. Following the Effective Time, Corel will honor, or cause the Surviving Corporation to honor, the indemnification agreements between Inprise and any officer or director of the Surviving Corporation set forth in Section 6.10(b) of the Disclosure Schedule.

 (c) Corel shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Inprise and its Subsidiaries as of the date hereof (or policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that in no event shall the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 200% of the aggregate premiums payable by Inprise and its Subsidiaries in 1999 (on an annualized basis) for such purpose.

 (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the DL or otherwise.

 (e) In the event that Corel or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Corel or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.10.

 6.11 Corel Governance. Corel's Board of Directors shall take action to cause the full Board of Directors of Corel at the Effective Time to include two persons nominated by Inprise, one of whom shall be Dale Fuller, and the other of whom shall be mutually agreed to by Inprise and Corel ("Inprise Directors"), and (if necessary) shall obtain the resignations of persons who are directors of Corel ("Corel Directors"). Corel shall continue to nominate the Inprise Directors for election to the Corel Board of Directors and shall recommend and support the election of the Inprise Directors to the Corel Board of Directors at Corel's 2001 and 2002 annual meetings of shareholders. Without the consent of the Inprise Directors, the Corel Board of Directors shall not have more than six members prior to the election of directors at Corel's 2003 annual meeting of shareholders. At the Effective Time, Corel shall take action to cause the following persons, so long as they are willing and able to serve, to be duly appointed to the following offices: Dale Fuller, Chairman of the Board of Directors; and Michael Cowpland, President and Chief Executive Officer, and Mr. Fuller shall continue as Chairman of the Board of Directors of Corel until Corel's 2003 annual meeting of shareholders or for such longer time as may be agreed to by Mr. Fuller and Corel's Board of Directors.
 Following the Effective Time, Corel's operational headquarters shall be in Canada and, for at least one year from the Effective Time, the Surviving Corporation's divisional headquarters shall be in Scotts Valley, California.

 6.12 Stock Option Agreements. Inprise and Corel shall perform fully their respective obligations under the Stock Option Agreements.

 6.13 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the filing fee in connection with the filings required under the HSR Act and the Competition Act (Canada) and the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement, as well as any filing fees relating thereto, shall be shared equally by Corel and Inprise.

 6.14 Brokers or Finders.   Each of Inprise and Corel represents, as to
 itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Broadview International LLC, whose fees and expenses will be paid by Inprise in accordance with Inprise's agreement with such firm ( a true and complete copy of which has been made available by Inprise to Corel prior to signing this Agreement), and CIBC World Markets Inc., whose fees and expenses will be paid by Corel in accordance with Corel's agreement with such firm (a true and complete copy of which has been made available by Corel to Inprise prior to signing this Agreement), and each of Inprise and Corel shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

 6.15 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby or the Stock Option Agreement, each party hereto and the members of the Board of Directors of such Principal Party shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

 6.16 Conveyance Taxes. Inprise and Corel shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                                ARTICLE VII
                                 CONDITIONS

 7.01 Conditions to Each Party's Obligation to Effect the Merger.   The
 respective obligation of each party to effect the Merger is subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

 (a) Stockholder Approval. This Agreement and the Merger shall have been adopted by the requisite vote of the stockholders of Inprise under the DL and Inprise's Certificate of Incorporation. The shareholders of Corel shall have approved the Corel Shareholders' Proposals by the requisite majority under the Canada Business Corporations Act and Corel's Certificate and Articles of Amalgamation and bylaws.

 (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and the relevant Canadian securities law, and no stop order suspending such effectiveness shall have been issued by any Governmental or Regulatory Authority of competent jurisdiction and remain in effect and no proceeding seeking such an order shall be pending or threatened. Corel shall have received all state securities or "Blue Sky" permits and other authorizations, and all approvals, rulings and exceptions from applicable Canadian securities regulatory authorities, necessary to issue the Corel Common Stock pursuant to this Agreement and under Inprise Stock Plans after the Merger.

 (c) Exchange Listing. The shares of Corel Common Stock issuable to Inprise's stockholders in the Merger and under Inprise Stock Plans following the Effective Time in accordance with this Agreement shall have been conditionally approved for listing on the TSE subject to the customary requirements of such exchange and NASDAQ subject only to official notice of issuance.

 (d) HSR Act and Competition Act (Canada). Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Competition Act (Canada) shall have expired or shall have been terminated.

 (e) No Injunctions or Restraints. No competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent (collectively, "Restraints") which is then in effect and has the effect of making illegal or otherwise restricting, preventing, enjoining or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

 (f) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, filings pursuant to the HSR Act and the Competition Act (Canada) which are addressed in Section 7.01(d), all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority of competent jurisdiction or any other public or private third parties, all as listed in Schedule 7.01(f) of the Inprise Disclosure Letter and the Corel Disclosure Letter required of Corel, Inprise or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby.

 7.02 Conditions to Obligation of Corel and Sub to Effect the Merger. The obligation of Corel and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Corel and Sub in their sole discretion):

 (a) Representations and Warranties. The representations and warranties made by Inprise in this Agreement taken as a whole shall be true and correct, except to the extent that any incorrectness would not have a material adverse effect on Inprise, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Inprise shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of Inprise by its Chairman of the Board, President or any Executive Vice President, to such effect.

 (b) Performance of Obligations. Inprise shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Inprise at or prior to the Closing, and Inprise shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of Inprise by its Chairman of the Board, President or its Chief Financial Officer, to such effect.

 (c) U.S. Federal Tax Opinion. Corel shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, counsel to Corel ("Corel's Counsel"), in form and substance reasonably satisfactory to Corel, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Corel's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Inprise, Corel, Sub and others, reasonably satisfactory in form and substance to it.

 7.03 Conditions to Obligation of Inprise to Effect the Merger. The obligation of Inprise to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Inprise in its sole discretion):

 (a) Representations and Warranties. The representations and warranties made by Corel and Sub in this Agreement taken as whole shall be true and correct, except to the extent that any incorrectness would not have a material adverse effect on Corel or Sub, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Corel and Sub shall each have delivered to Inprise a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President or any Executive Vice President and in the name and on behalf of Sub by its President or any Vice President, to such effect.

 (b) Performance of Obligations. Corel and Sub shall have performed and complied with, each in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Corel or Sub at or prior to the Closing, and Corel and Sub shall each have delivered to Inprise a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President, any Executive Vice President or its Chief Financial Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

 (c) Appointment of Directors and Officers. Corel shall have duly appointed the Inprise directors and officers listed in Section 6.10 to the positions set forth therein, subject to consummation of the Merger and acceptance of such appointment.

 (d) U.S. Federal Tax Opinion. Inprise shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Inprise ("Inprise's Counsel"), in form and substance reasonably satisfactory to Inprise, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for U.S. federal income tax purposes, no gain or loss will be recognized by a Inprise stockholder on the conversion of its shares of Inprise Common Stock into Corel Common Stock (except with respect to any cash received in lieu of a fractional share of Corel Common Stock), provided that Inprise complies with the reporting requirements contained in U.S. Treasury Regulation Section 1.367(a)-3(c)(6) and provided further that in the case of any Inprise stockholder who owns (directly or indirectly and taking into account applicable attribution rules) five percent or more of the total voting power or total value of Corel's outstanding capital stock immediately after the Merger, no gain or loss will be recognized by such stockholder if such stockholder in a timely manner, enters into a five-year gain recognition agreement in accordance with U.S. Treasury Regulation Section 1.367(a)-8. In rendering its opinion, Inprise's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Inprise, Corel, Sub and others, reasonably satisfactory in form and substance to it. Moreover, Inprise's Counsel, in its reasonable discretion, may determine that in order to enable it to give such opinion at the contemplated Effective Time, Inprise should request a private letter ruling from the United States Internal Revenue Service addressing certain issues under Section 367(a)(1) of the Code, provided that any such request shall be made not later than March 15, 2000, or a later date provided further that requesting such ruling at such later date does not delay the Effective Time.

                                ARTICLE VIII
                     TERMINATION, AMENDMENT AND WAIVER

 8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after Inprise Shareholders' Approval or the Corel Shareholders' Approval:

 (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

 (b) By either Principal Party upon notification to the non-terminating Principal Party by the terminating Principal Party:

      (i) at any time after October 31, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating Principal Party; provided, however, that this Agreement may be extended not more than 30 days by either Principal Party by written notice to the other party if the Merger shall not have been consummated as a direct result of either Principal Party having failed to receive all regulatory approvals required to be obtained with respect to the Merger;

      (ii) if the Inprise Shareholders' Approval or the Corel Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment or postponement thereof, called therefor;

      (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating Principal Party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the non-terminating Principal Party of written notice of such breach from the terminating Principal Party; or

      (iv) if any Restraint having the effects set forth in Section 7.01(e) shall be in effect and shall have become final and nonappealable; or

 (c) By either Principal Party if (i) the Board of Directors of such Principal Party determines in good faith, based upon the advice of outside counsel that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law by reason of an unsolicited bona fide Alternative Proposal with respect to which the Board of Directors of such Principal Party has determined is a Superior Proposal (as hereinafter defined), provided that the terminating Principal Party shall have complied with the provisions of clauses (B) and (C) of Section 5.02 and shall notify the other Principal Party in writing promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than three business days prior to the public announcement of the terminating Principal Party's termination of this Agreement, and the terminating Principal Party must to provide the other Principal Party with a reasonable opportunity to make an equivalent proposal to enable the terminating Principal Party to proceed with the Merger; or (ii) the Board of Directors of the other Principal Party shall have withdrawn or modified in a manner materially adverse to the terminating Principal Party its approval or recommendation of this Agreement or the Merger and, in the case of Corel, its approval or recommendation of any of the Corel Shareholders' Proposals, (it being understood that an announcement by such other Principal Party that states that an Alternative Proposal is under consideration by such Board of Directors shall be deemed such a withdrawal or modification, unless the Board of Directors publicly reaffirms its original recommendation within ten business days after such announcement); and provided further that the terminating Principal Party's ability to terminate this Agreement pursuant to clause (i) of this paragraph (c) is conditioned upon the prior payment by the terminating Principal Party of any amounts owed by it pursuant to
 Section 8.02 (b). For purposes of this Agreement, a "Superior Proposal" is an Alternative Proposal received by a Principal Party with respect to which the Board of Directors of such Principal Party has determined, based upon the advice of such Principal Party's financial advisor, that the consideration to be received by the shareholders of such Principal Party is superior from a financial point of view to the consideration to be received by them in the Merger and the Board of Directors has concluded in good faith and in its reasonable judgment, that such Alternative Proposal is superior and is reasonably likely to be consummated, and which Alternative Proposal is not conditioned on the receipt of financing and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to such Principal Party's shareholders than the Merger.

 8.02 Effect of Termination.

 (a) If this Agreement is validly terminated by either Inprise or Corel pursuant to Section 8.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement will forthwith become null and void and there will be no liability or obligation under this Agreement on the part of either Inprise or Corel (or any of their respective Representatives or affiliates), except (i) that the provisions of the Confidentiality Agreement and Sections 5.06, 6.12, 6.13 and 6.14 and this Section 8.02 will continue to apply following any such termination,
 (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, and (iii) as provided in paragraph (b) below.

 (b) In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party and thereafter this Agreement is terminated by such Principal Party pursuant to Section 8.01(c)(i), then such Principal Party shall pay the Specified Amount (as defined below) to the other Principal Party. In the event that a Principal Party shall terminate this Agreement pursuant to 8.01(c)(ii), then the other Principal Party shall pay the Specified Amount to the terminating Principal Party. In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party and the Shareholders' Approval of such Principal Party shall not be obtained, and thereafter either Principal Party shall terminate this Agreement pursuant to Section 8.01
 (b)(ii) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by the Principal Party with respect to whom such first Alternative Proposal was made within nine months of the date of such termination, then such Principal Party executing such definitive agreement shall pay the Specified Amount to the other Principal Party. In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party, and thereafter the other Principal Party shall terminate this Agreement pursuant to 8.01(b)(iii) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by the Principal Party with respect to whom such first Alternative Proposal was made within nine months of the date of such termination, then such Principal Party executing such definitive agreement shall pay the Specified Amount to the other Principal Party. If any person or group shall have made an Alternative Proposal with respect to a Principal Party and thereafter this Agreement is terminated pursuant to Sections 8.01(b)(i) or 8.01(b)(iv) and a definitive agreement with the party who has made such Alternative Proposal is executed by such Principal Party within nine months after such termination, then the Principal Party executing such definitive agreement shall pay the Specified Amount to the other Principal Party. The Specified Amount shall be paid by wire transfer of same day funds, either on the date contemplated in Section 8.01 (c) if applicable, or otherwise within two business days after such amount becomes due. "Specified Amount" means a termination fee of $29,500,000 if the party entitled to receive such fee is Corel, and (ii) $44,500,000 if the party entitled to receive such fee is Inprise.

 (c) Each Principal Party acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Principal Party would not enter into this Agreement; accordingly, if such Principal Party fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, the other Principal Party commences a suit which results in a judgment against such Principal Party for such amount, such Principal Party shall pay to the other Principal Party, as the case may be, all costs and expenses (including attorneys' fees and expenses) incurred by such other Principal Party or any of its Subsidiaries in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate publicly announced from time to time by Citibank, N.A. and in effect on the date such payment was required to be made.

 8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Inprise Shareholders' Approval or the Corel Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

 8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or
 (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                 ARTICLE IX
                             GENERAL PROVISIONS

 9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.08, 6.09, 6.10 and 6.11, this Article IX and the agreements of the "affiliates" of Inprise delivered pursuant to Section 6.04, which shall survive the Effective Time.

 9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, including by courier service, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered or faxed, as the case may be, to the addresses and/or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      If to Corel or Sub, to:

      Corel Corporation
      1600 Carling Avenue
      Ottawa, Ontario
      K1Z 8R7
      Facsimile No.: (613) 725-2691
      Attention: Corporate Secretary

      with copies to:
      McCarthy Tetrault
      The Chambers
      Suite 1400, 40 Elgin Street
      Ottawa, Ontario
      K1P 5K6
      Facsimile No.: (613) 563-9386
      Attention:  Robert D. Chapman

      If to Inprise, to:

      Inprise Corporation
      100 Enterprise Way
      Scotts Valley, CA 95066-3249
      Facsimile No.: (813) 431-1320
      Attention:  Dale Fuller

      with copies to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, NY 10036-6522
      Facsimile No.: (212) 735-2000
      Attention:   Daniel E. Stoller, Esq.
                   Richard J. Grossman, Esq.

      and

      Skadden, Arps, Slate, Meagher & Flom, LLP
      525 University Ave.
      Palo Alto, CA 94301
      Facsimile No.: (650) 470-4570
      Attention:  Kenton J. King, Esq.

 9.03 Entire Agreement; Incorporation of Exhibits.

 (a) This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement and the Stock Option Agreements, the sole and entire agreement among the parties hereto with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

 (b) The Inprise Disclosure Letter, the Corel Disclosure Letter and any Schedule or Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

 9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Corel and Inprise will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Corel and Inprise will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

 9.05 No Third Party Beneficiaries.  Except as provided in Sections 6.08,
 6.10 and 6.11, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

 9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Corel, provided that any such Subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Sub. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns.

 9.07 Headings. The table of contents, glossary of defined terms and the descriptive headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof or in any way affect the meaning or interpretation of this Agreement.

 9.08 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

 9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement, and the economic or legal substance of the transactions contemplated hereby, will not be materially and adversely affected thereby,
 (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

 9.10 Governing Law. Except to the extent that the DL is mandatorily applicable to this Agreement, the Merger, the transactions contemplated hereby, the obligations of a Principal Party's directors, the indemnification obligations contained herein and the rights of the shareholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and fully performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof.

 9.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the parties will waive the defense of adequacy of a remedy at law. Each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

 9.12 Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New York of the State of New York or the County of New Castle in the State of Delaware or the courts of the State of New York located in the County of New York or the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing New York courts are hereinafter referred to as the "New York Courts" and the foregoing Delaware courts are hereinafter referred to as the "Delaware Courts". Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with Section 9.13 hereof, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the New York Courts or the Delaware Courts in any other court or jurisdiction.

 9.13 Service of Process.

 (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in
 Section 9.02, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

 (b) Each of Inprise, Corel and Sub hereby designates each of the New York City and Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of New York and the State of Delaware, respectively, solely with respect to any dispute or controversy arising out of this Agreement, the Stock Option Agreements or any of the transactions contemplated hereby or thereby and service upon Corel or Sub for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence in the appropriate State. A party may designate another corporate agent or law firm reasonably acceptable to each of the other parties and located in the Borough of Manhattan, in the City of New York, or in the County of New Castle in the State of Delaware, as applicable, as successor agent for service of process upon 30 days' prior written notice to each other party.

 9.14 Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that
 (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.14.

 9.15 Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law, either at law or in equity.

 9.16 Obligation of Corel and Inprise. Whenever this Agreement requires Sub or another Subsidiary of Corel to take any action, such requirement shall be deemed to include an undertaking on the part of Corel to cause Sub or such Subsidiary to take such action and a guarantee of the performance thereof. Whenever this Agreement requires a Subsidiary of Inprise to take any action, such requirement shall be deemed to include an undertaking on the part of Inprise to cause such Subsidiary to take such action and a guarantee of the performance thereof.

 9.17 Limitations on Warranties.

 (a) Except for the representations and warranties contained in Article III of this Agreement, Inprise makes no other express or implied representation or warranty to Corel or Sub. Each of Corel and Sub acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of Inprise or any other Person other than the representations and warranties of Inprise set forth in Article III of this Agreement.

 (b) Except for the representations and warranties contained in Article IV of this Agreement, Corel and Sub make no other express or implied representation or warranty to Inprise. Inprise acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel and Sub or any other Person other than the representations and warranties of Corel and Sub set forth in Article IV of this Agreement.

 9.18 Certain Definitions.  As used in this Agreement:

 (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

 (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

 (c) the term "business day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

 (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to Inprise, the actual knowledge of Inprise's executive officers, and with respect to Corel, the actual knowledge of Corel's executive officers;

 (e) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition or results of operations of such entity (or of such group of entities taken as a whole) or the ability of the parties hereto to consummate the Merger. Notwithstanding the foregoing, when used in connection with a Principal Party or its Subsidiaries, none of the following shall be deemed, either alone or in combination, to constitute a "material adverse effect": (i) a change in the market price or trading volume of such Principal Party's common stock,
 (ii) a change in such Principal Party's financial performance that is temporary in nature, resulting from the public announcement or the pendency of the Merger, (iii) conditions affecting the industries in which such Principal Party operates, (iv) a failure by such Principal Party to meet internal earnings or revenue projections or the earnings or revenue projections of equity analysts, provided that this clause (iv) shall not exclude any non- temporary underlying change, effect, event, occurrence, state of facts or developments that resulted in such failure to meet such projections, (v) any adverse change, event or effect that is caused by conditions affecting the economy of the United States or Canada generally or the economy of any nation or region in which such Principal Party or any of its Subsidiaries conducts business that is material to the business of such entity and its Subsidiaries, taken as a whole, (vi) any disruption of customer or supplier relationships arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the execution or announcement of this Agreement and the transactions contemplated hereby, to the extent so attributable and (vii) the loss of employees or other adverse effects resulting from the announcement and pendency of the Merger;

 (f) the term "person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Regulatory or Governmental Authorities;

 (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

 (h) the term "Significant Subsidiary" shall have the meaning ascribed thereto by Rule 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended.

 (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated,
 (i) of which such party or any other Subsidiary of such party is a general partner, (ii) securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or the means to otherwise control such corporation, organization or other person are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (iii) of which more than 50% of the equity interests in such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

 9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

 9.20 Disclosure Letters. Each of the Inprise Disclosure Letter and the Corel Disclosure Letter shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Inprise Disclosure Letter or the Corel Disclosure Letter shall be treated as if it were disclosed in all applicable locations throughout such disclosure letter to the extent that, based upon a reasonable review of such disclosure letter by someone familiar with this Agreement, its applicability would be readily apparent. No disclosure in either the Inprise Disclosure Letter or the Corel Disclosure Letter shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

 9.21 Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

 9.22 Personal Liability. Neither this Agreement nor any other document delivered in connection with this Agreement (other than an Affiliate Agreement delivered by any officer or director of Inprise) shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of any party hereto.

 9.23 Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

 9.24 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.


      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officers thereunto duly authorized and its corporate seal to be affixed as of the date first above written.

 COREL CORPORATION

 By: /s/ Michael Cowpland
     --------------------------
 Name:  Michael Cowpland
 Title: President and Chief Executive Officer

 By: /s/ Eric J. Smith
     --------------------------
 Name:  Eric J. Smith
 Title: Corporate Secretary

 CARLETON ACQUISITION CO.

 By:  /s/ Michael Cowpland
      -------------------------
 Name:   Michael Cowpland
 Title:  President and Chief Executive Officer


 By: /s/ Eric J. Smith
     --------------------------
 Name:   Eric J. Smith
 Title:  Corporate Secretary


 INPRISE CORPORATION

 By: /s/ Fred Ball
     -----------------------
 Name:   Fred Ball
 Title:  Chief Financial Officer

 By: /s/ JoAnne Butler
     -----------------------
 Name:   JoAnne Butler
 Title:  Vice President and General Counsel



                                 EXHIBIT A

                      [Form of Affiliate's Agreement]
                                   [Date]


 Ladies and Gentlemen:

 I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Inprise Corporation, a Delaware corporation ("Inprise"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate."

 Pursuant to the terms of the Agreement and Plan of Merger dated as of February 6, 2000 (the "Merger Agreement"), among Corel Corporation, a Canadian corporation ("Corel"), Carleton Acquisition Co., a Delaware corporation wholly owned by Corel ("Sub"), and Inprise; Sub will be merged with and into Inprise (the "Merger"), and as a result of the Merger, I will be entitled to receive shares of Corel's common stock (the "Corel Securities"), in exchange for the shares of common stock, par value $.01 per share, of Inprise owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger.

 I represent, warrant and covenant to Corel that in such event:

 A. I shall not make any sale, transfer or other disposition of the Corel Securities in violation of the Act or the Rules and Regulations.

 B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Corel Securities, to the extent I felt necessary, with my counsel or counsel for Inprise.

 C. I have been advised that the issuance of Corel Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Inprise I may have been deemed to have been an affiliate of Inprise and a distribution by me of Corel Securities has not been registered under the Act, the Corel Securities must be held by me indefinitely unless (i) a distribution of Corel Securities by me has been registered under the Act, (ii) a sale of Corel Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,(iii) in the opinion of counsel reasonably acceptable to Corel, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Corel Securities by me, or (iv) pursuant to a "no-action" or interpretive letter from the Staff of the Commission, registration is not required with respect to a proposed sale, transfer or other disposition of Corel Securities.

 D. I understand that Corel is under no obligation to register the sale, transfer or other disposition of Corel Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

 E. I also understand that stop transfer instructions will be given to Corel's transfer agents with respect to the Corel Securities and that there will be placed on the certificates for the Corel Securities, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms
         of an agreement dated            ,      , between the registered
         holder hereof and Corel (the "Corporation"), a copy of which agreement is on file at the principal offices of the Corporation."

 F. I also understand that unless the transfer by me of my Corel Securities has been registered under the Act or is a sale made in conformity with the provisions of this Agreement, Corel reserves the right to put the following legend on the certificates issued to my transferee: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

 It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date that the undersigned acquired Corel Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Corel Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) Corel shall have received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Corel, or a "no action" or "interpretive" letter obtained from the Staff of the Commission, to the effect that the Corel Securities subject thereto may be transferred free of the restrictions imposed by Rule 144 or 145 under the Act or (iv) in the event of a sale of Corel Securities received by the undersigned in the Merger which has been registered under the Act.

 By its acceptance hereof, Corel agrees, for so long as to the extent necessary to permit the undersigned to sell the Corel Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, that it will (i) file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to the undersigned, upon request, a written statement as to whether Corel has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of Corel Securities by the undersigned under Rule 145 and Rule 144. Corel represents to the undersigned that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding twelve (12) months.


 Very truly yours,

 Accepted this      day of
          ,         , by:


 By:______________________
    Name:
    Title: